Item 30. Exhibit (h) i. l. 1. i.

Amendment to Fund Participation Agreement

This Amendment (the “Amendment”), by and among Lincoln Variable Insurance Products Trust, a Delaware statutory trust (“Trust”), on its behalf and on behalf of its investment series set forth in Exhibit A (each, a “Fund”), Lincoln Financial Investments Corporation, a Tennessee corporation (“Adviser”), Lincoln Financial Distributors, Inc., a Connecticut corporation (“Distributor”), Massachusetts Mutual Life Insurance Company, a life insurance company organized under the laws of the Commonwealth of Massachusetts (“MassMutual”), and C.M. Life Insurance Company, a life insurance company organized under the laws of the State of Connecticut (“C.M. Life” and together with MassMutual, “Company”) is effective as of April 29, 2024 (the “Effective Date”).

WHEREAS, the parties hereto entered into the Fund Participation Agreement (“FPA”), executed and effective as of May 01, 2023, as amended, and

WHEREAS, the parties desire to amend the Agreement to add a party, additional separate accounts, and contracts and permit the separate accounts to invest in additional funds;

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties, intending to be legally bound, agree as follows:

1.	MML Bay State Life Insurance Company, a life insurance company organized under the laws of the State of Connecticut (“MML Bay State” and together with MassMutual and C.M. Life, “Company”), is added as a party to the FPA. The parties agree to add MML Bay State with the same rights and obligations as MassMutual and C.M. Life.
2.	Exhibit A is deleted in its entirety and replaced with Exhibit A attached hereto.
3.	Exhibit B is deleted in its entirety and replaced with Exhibit B attached hereto.
4.	Unless otherwise defined in this Amendment, all terms used herein shall have the meanings they were ascribed in the Agreement.
5.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.
6.	This Amendment may be executed in counterparts, each of which shall be deemed to be an original.

[Signature Page to Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized representative as of the Effective Date.

Lincoln Variable Insurance Products Trust		Lincoln Financial Investments Corporation

By:	/s/ Benjamin Richer	By:	/s/ Benjamin Richer
Name:	Benjamin Richer	Name:	Benjamin Richer
Title:	SVP, Head of Funds Management	Title:	SVP, Head of Funds Management
Date:	3/20/2024	Date:	3/20/2024

Lincoln Financial Distributors, Inc.		Massachusetts Mutual Life Insurance Company

By:	/s/ Thomas O’Neill	By:	/s/ Michael S. Dunn
Name:	Thomas O’Neill	Name:	Michael S. Dunn
Title:	SVP	Title:	Head of Institutional Insurance
Date:	3/20/2024	Date:	March 18, 2024

C.M. Life Insurance Company		MML Bay State Life Insurance Company

By:	/s/ Michael S. Dunn	By:	/s/ Michael S. Dunn
Name:	Michael S. Dunn	Name:	Michael S. Dunn
Title:	Vice President	Title:	Vice President
Date:	March 18, 2024	Date:	March 18, 2024

Exhibit A

Funds

Dated as of April 29, 2024

The currently available Funds of the Trust are:

LVIP American Century Balanced Fund

LVIP American Century Capital Appreciation Fund

LVIP American Century Disciplined Core Value Fund

LVIP American Century Inflation Protection Fund

LVIP American Century International Fund

LVIP American Century Large Company Value Fund

LVIP American Century Mid Cap Value Fund

LVIP American Century Ultra Fund

LVIP American Century Value Fund

LVIP JPMorgan U.S. Equity Fund

LVIP JP Morgan Small Cap Core Fund

LVIP JPMorgan Mid Cap Value Fund

LVIP JPMorgan Core Bond Fund

Exhibit B

Separate Accounts of the Company Registered Under the 1940 Act as Unit Investment Trusts

•	Massachusetts Mutual Variable Life Separate Account I
•	C.M. Life Variable Life Separate Account I
•	MML Bay State Variable Life Separate Account I

Separate Accounts of the Company Not Registered Under the 1940 Act as Unit Investment Trusts

•	Massachusetts Mutual Variable Life Separate Account VII
•	Massachusetts Mutual Variable Life Separate Account IX
•	Massachusetts Mutual Variable Life Separate Account X

Variable Annuity Contracts and Variable Life Insurance Contracts Registered Under the Securities Act of 1933

•	MassMutual ElectrumSM
•	C.M. Life Electrum SelectSM
•	Strategic Group Variable Universal Life
•	Variable Universal Life II
•	Variable Universal Life
•	Variable Life Select
•	Survivorship VUL Guard
•	VUL Guard
•	Survivorship Variable Universal Life II
•	Survivorship Variable Universal Life
•	Strategic Variable Life®
•	Strategic Variable Life® Plus

Variable Annuity Contracts and Variable Life Insurance Contracts Not Registered Under the Securities Act of 1933

•	Strategic Life 14
•	Strategic Life 20
•	Strategic Life 20B
•	Strategic Life 21